Exhibit 99.3

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

On January 30, 2015, the Company acquired the Power Transmission Solutions business of Emerson Electric Co. ("PTS" or the "Acquisition") for approximately $1.4 billion in cash.

The Unaudited Pro Forma Combined Condensed Statements of Income for the twelve months ended December 28, 2013 and nine months ended September 27, 2014 (“Pro Forma Statements of Income”) and the Unaudited Pro Forma Combined Condensed Balance Sheet as of September 27, 2014 (“Pro Forma Balance Sheet” and, together with the Pro Forma Statement of Income, the “Pro Forma Financial Statements”) illustrate the estimated effect of the Acquisition on the Company’s financial statements.  The Pro Forma Financial Statements are based on certain estimates and assumptions made with respect to the combined operations of the Company and PTS, which the Company believes are reasonable.  The Pro Forma Financial Statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position of the Company or PTS that actually would have been achieved had the acquisition of PTS been completed on the assumed dates, or to project the Company’s results of operations or financial position for any future date or period.  The Pro Forma Statements of Income give pro forma effect to the Acquisition as if the Acquisition had occurred on the first day of the financial period presented.  The Pro Forma Balance Sheet gives pro forma effect to the Acquisition as if the Acquisition had occurred on September 27, 2014.

The Acquisition is being accounted for using the acquisition method of accounting for business combinations in accordance with generally accepted accounting principles in the United States. Under this method, the total consideration transferred to consummate the Acquisition is being allocated to the tangible and intangible assets acquired and liabilities assumed based on their respective fair values as of the closing date of the Acquisition. The principles of acquisition method of accounting require extensive use of estimates and judgments to allocate the consideration transferred to the identifiable tangible and intangible assets acquired and liabilities assumed based on their respective fair values.  Accordingly the allocation of the consideration transferred in the Pro Forma Financial Statements is preliminary and will be adjusted upon completion of the final valuation of the assets acquired and liabilities assumed.  Such adjustments could be significant.  The final valuation is expected to be completed as soon as practicable but no later than 12 months after the closing date of the Acquisition.  The Pro Forma Financial Statements may not include all of the costs that the Company may incur to integrate PTS and these costs may be material.

The historical consolidated financial statements of the Company have been adjusted in the Pro Forma Financial Statements to give effect to pro forma events that are (i) directly attributable to the Acquisition; (ii) factually supportable; and (iii) with respect to the Pro Forma Statements of Income, expected to have continuing impact on the combined results of the Company and PTS. The Pro Forma Financial Statements should be read in conjunction with the accompanying notes to the unaudited pro forma combined condensed financial statements.  In addition, the Pro Forma Financial Statements were derived from, and should be read in conjunction with, the audited historical consolidated financial statements and the notes thereto of the Company for the year ended December 28, 2013, the audited historical consolidated and combined financial statements of PTS for the year ended September 30, 2014, the unaudited historical consolidated financial statements and the notes thereto of the Company for the nine months ended September 27, 2014, and the unaudited historical consolidated and combined financial statements of PTS for the nine months ended September 30, 2014.  Included in this Form 8-K/A are the audited historical consolidated and combined financial statements and notes thereto of PTS for the years ended September 30, 2014 and 2013.

The historical consolidated and combined financial statements regarding PTS that are included in this report have been prepared by, and are the responsibility of Emerson Electric Co.  The Company’s management is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of PTS as of the closing date of the Acquisition.  The Company is also in the process of reviewing PTS's financial statement classifications for conformity with the Company’s classifications.  As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of PTS on a prospective basis.

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
Year Ended December 28, 2013
(Amounts in Millions, Except Per Share Data)

	Historical Regal Beloit Corporation	Historical PTS		Pro Forma Adjustments (1)		Pro Forma Combined

Net sales	$3,095.7	$616.9		$—		$3,712.6
Cost of sales	2,312.5	403.0		5.6	(2)	2,721.1
Gross Profit	783.2	213.9		(5.6)		991.5
Operating expenses	494.2	137.7	(7)	7.4	(3)	639.3
Goodwill Impairment	76.3	—		—		76.3
Asset Impairments and Other, Net	4.7	—		—		4.7
Total Operating Expenses	575.2	137.7		7.4		720.3
Income from operations	208.0	76.2		(13.0)		271.2
Interest expense	42.4	—		27.4	(4)	69.8
Interest income	4.9	3.9		(4.8)	(5)	4.0
Income before taxes	170.5	80.1		(45.2)		205.4
Provision for income taxes	44.5	27.6		(13.0)	(6)	59.1
Net income	126.0	52.5		(32.2)		146.3
Less: Net income attributable to noncontrolling interests	6.0	—		—		6.0
Net income attributable to Regal Beloit Corporation	$120.0	$52.5		$(32.2)		$140.3
Earnings per share of common stock:
Basic	$2.66					$3.12
Assuming Dilution	$2.64					$3.09
Weighted average number of shares outstanding:
Basic	45.0					45.0
Assuming Dilution	45.4					45.4

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Income.

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Income for the Year Ended
December 28, 2013

1.
Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Income. However, this inventory adjustment will result in an expense to cost of sales in periods subsequent to the consummation of the acquisition during which the related inventories are sold. The estimated expense is approximately $20.2 million (approximately $14.2 million, net of tax).

2. Reflects the following (in millions):

Adjustment to PTS’s historical depreciation expense based on the assigned fair value and estimated useful lives of Net Property, Plant and Equipment.	$5.6

3. Reflects the following (in millions):

Adjustment to PTS’s historical amortization of intangible assets based on the assigned fair value and estimated useful lives of such assets	$28.5
Adjustment to pension and other postretirement benefit ("OPEB") expense for changes in the benefit obligations assumed by the Company as compared to the PTS historical pension and OPEB obligations based on an actuarial study	(12.8)
Adjustment for costs not expected to recur for support services, IT services and other sponsored programs	(3.3)
Adjustment to PTS's historical environmental expense based on the indemnification terms included in the purchase agreement	(5.0)
$7.4

4. Reflects the following (in millions):

Interest on the new term loan and revolving credit facilities of approximately 2%. A 0.125% change in the interest rate payable on the outstanding amount of the new term loan and revolving credit facilities would change annual interest expense by approximately $1.7 million before the effect of income taxes on an annual basis	$23.8
Amortization of capitalized borrowing costs incurred by the Company in connection with the new term loan and revolving credit facilities	3.6
$27.4

5. Reflects the following (in millions):

Adjustments to historical interest income based on the lower amount of available funds to be invested due to the PTS acquisition.	$(4.8)

6. Reflects the following (in millions):

Pro forma income taxes have been provided for local statutory rates by jurisdiction. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had the Company and PTS filed consolidated income tax returns during the period presented.	$(13.0)

7. Operating expenses (in millions):

PTS operating expenses include the reclassification of PTS's historical other deductions (income), net to conform with the Company's statement of income classification.	$21.2

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF INCOME
Nine Months Ended September 27, 2014
(Amounts in Millions, Except Per Share Data)

	Historical Regal Beloit Corporation	Historical PTS (1), (2)		Pro Forma Adjustments		Pro Forma Combined

Net sales	$2,481.4	$478.7		$—		$2,960.1
Cost of sales	1,872.2	304.1		4.2	(3)	2,180.5
Gross Profit	609.2	174.6		(4.2)		779.6
Operating expenses	376.1	99.6	(8)	8.5	(4)	$484.2
Goodwill Impairment	1.0	—		—		1.0
Total Operating Expenses	377.1	99.6		8.5		485.2
Income from operations	232.1	75.0		(12.7)		294.4
Interest expense	30.5	—		20.5	(5)	51.0
Interest income	5.4	3.1		(3.8)	(6)	4.7
Income before taxes	207.0	78.1		(37.0)		248.1
Provision for income taxes	55.1	24.6		(10.9)	(7)	68.8
Net income	151.9	53.5		(26.1)		179.3
Less: Net income attributable to noncontrolling interests	4.4	—		—		4.4
Net income attributable to Regal Beloit Corporation	$147.5	$53.5		$(26.1)		$174.9
Earnings per share of common stock:
Basic	$3.27					$3.88
Assuming Dilution	$3.25					3.85
Weighted average number of shares outstanding:
Basic	45.1					45.1
Assuming Dilution	45.4					45.4

See accompanying Notes to Unaudited Pro Forma Combined Condensed Statement of Income.

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Statement of Income for the Nine Months Ended
September 27, 2014

1.
The Statement of Income for Historical PTS was derived from the fiscal year ended September 30, 2014 less the fiscal quarter ended December 31, 2013 to align with the financial period presentation of Regal Beloit Corporation for the nine months ended September 27, 2014.

2.
Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributed to the acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Income. However, this inventory adjustment will result in an expense to cost of sales in periods subsequent to the consummation of the acquisition during which the related inventories are sold. The estimated expense is approximately $20.2 million (approximately $14.2 million, net of tax).

3. Reflects the following (in millions):

Adjustment to PTS’s historical depreciation expense based on the assigned fair value and estimated useful lives of Net Property, Plant and Equipment.	$4.2

4. Reflects the following (in millions):

Adjustment to PTS’s historical amortization of intangible assets based on the assigned fair value and estimated useful lives of such assets	$21.4
Adjustment to pension and other postretirement benefit ("OPEB") expense for changes in the benefit obligations assumed by the Company as compared to the PTS historical pension and OPEB obligations based on an actuarial study	(5.2)
Adjustment for costs not expected to recur for support services, IT services and other sponsored programs	(3.2)
Adjustment to PTS's historical environmental expense based on the indemnification terms included in the purchase agreement.	(4.5)
$8.5

5. Reflects the following (in millions):

Interest on the new $1.325 billion term loan and revolving credit facilities of approximately 2%. A 0.125% change in the interest rate payable on the outstanding amount of the new term loan and revolving credit facilities would change annual interest expense by approximately $1.7 million before the effect of income taxes on an annual basis	$17.8
Amortization of capitalized borrowing costs incurred by the Company in connection with the new term loan and revolving credit facilities	2.7
$20.5

6. Reflects the following (in millions):

Adjustments to historical interest income based on the lower amount of available funds to be invested due to the PTS acquisition	$(3.8)

7. Reflects the following (in millions):

Pro forma income taxes have been provided for local statutory rates by jurisdiction. The pro forma combined provision for income taxes may not represent the amounts that would have resulted had the Company and PTS filed consolidated income tax returns during the period presented	$(10.9)

8. Operating expenses (in millions):

PTS operating expenses include the reclassification of PTS's historical other deductions (income), net to conform with the Company's statement of income classification	$11.1

REGAL BELOIT CORPORATION
UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
September 27, 2014
(Dollars in Millions)

	Historical Regal Beloit Corporation	Historical PTS		Pro Forma Adjustments (1), (2)		Pro Forma Combined
ASSETS
Current Assets:
Cash and Cash Equivalents	$327.3	$100.7		$(206.6)	(3)	$221.4
Trade Receivables, less Allowances	545.7	88.6		(2.5)	(17)	631.8
Inventories	681.7	85.0		20.2	(4)	786.9
Prepaid Expenses and Other Current Assets	116.5	3.4		3.6	(5)	123.5
Deferred Income Tax Benefits	47.5	9.0		(7.1)	(6)	49.4
Total Current Assets	1,718.7	286.7		(192.4)		1,813.0
Net Property, Plant and Equipment	572.0	120.7		56.3	(4)	749.0
Goodwill	1,126.3	222.8		340.7		1,689.8
Intangible Assets, Net of Amortization	234.9	35.2		653.8	(4)	923.9
Other Noncurrent Assets	19.5	8.4		8.0	(7)	35.9
Total Assets	$3,671.4	$673.8		$866.4		$5,211.6

LIABILITIES AND EQUITY
Current Liabilities:
Accounts Payable	$347.9	$57.5		$—		$405.4
Dividends Payable	9.8	—		—		9.8
Hedging Obligations	7.8	—		—		7.8
Accrued Compensation and Employee Benefits	90.6	14.1	(18)	—		104.7
Other Accrued Expenses	128.2	42.3		(15.9)	(8)	154.6
Current Maturities of Long-Term Debt	8.3	14.4		(14.4)	(9)	8.3
Total Current Liabilities	592.6	128.3		(30.3)		690.6
Long-Term Debt	668.6	—		1,325.0	(10)	1,993.6
Deferred Income Taxes	144.9	11.2		61.9	(11)	218.0
Hedging Obligations	14.0	—		—		14.0
Pension and Other Post Retirement Benefits	40.0	0.3	(19)	42.0	(12)	82.3
Other Noncurrent Liabilities	34.6	27.2		(15.6)	(13)	46.2
Equity:
Regal Beloit Corporation Shareholders' Equity:
Common Stock, $.01 par value, 100.0 million shares authorized, 44.7 million and 45.1 million shares issued and outstanding at 2014 and 2013, respectively	0.4	—		—		0.4
Additional Paid-In Capital	889.9	(229.4)		229.4	(14)	889.9
Retained Earnings	1,318.1	742.0		(751.8)	(15)	1,308.3
Accumulated Other Comprehensive Loss	(77.3)	(5.8)		5.8	(16)	(77.3)
Total Regal Beloit Corporation Shareholders' Equity	2,131.1	506.8		(516.6)		2,121.3
Noncontrolling Interests	45.6	—		—		45.6
Total Equity	2,176.7	506.8		(516.6)		2,166.9
Total Liabilities and Equity	$3,671.4	$673.8		$866.4		$5,211.6

Regal Beloit Corporation
Notes to Unaudited Pro Forma Combined Condensed Balance Sheet
September 27, 2014

1.	A summary of sources and uses of proceeds for the Acquisition is as follows (in millions):

Sources of Funds:
Proceeds from new 2015 term loan facility	$1,250.0
Proceeds from revolving credit facility	75.0
Cash and cash equivalents	113.4
Total sources of funds	$1,438.4

Uses of Funds:
Acquisition of PTS including cash acquired	$1,408.0
Debt issuance costs	17.8
Transaction costs	12.6
Total uses of funds	$1,438.4

2.
The allocation of the consideration transferred to acquire PTS is preliminary. The Company is in the process of evaluating the net asset value (as defined in the asset and share purchase agreement) of PTS as of the closing date of the Acquisition in connection with a potential adjustment to the purchase price. The Company is also in the process of reviewing PTS's financial statement classifications for conformity with the Company's classifications. As a result of this review, it may be necessary to make additional reclassifications to the consolidated information of PTS on a prospective basis.

The total consideration transferred is allocated to PTS's net tangible and identifiable intangible assets based upon their fair value as of September 27, 2014 for purposes of the Pro Forma Financial Statements. The excess of the consideration transferred over the net tangible and identifiable intangible assets is reflected as goodwill. The preliminary allocation of total consideration to the fair value of the assets acquired and liabilities assumed as of September 27, 2014 is as follows (in millions):

Cash and cash equivalents	$7.5
Receivables	86.1
Inventory	105.2
Other current assets	3.4
Goodwill	563.5
Intangible assets	689.0
Property, plant and equipment	177.0
Other noncurrent assets	2.2
Liabilities assumed	(151.9)
Deferred tax liability associated with purchase accounting adjustments	(74.0)
$1,408.0

3. The allocation of cash is as follows (in millions):

Cash and cash equivalents for acquisition	$83.0
Cash at September 27, 2014, net of cash acquired	93.2
Adjustment for cash payment of non-recurring, direct, incremental transaction costs subsequent to September 27, 2014	12.6
Adjustment for cash payment of debt issuance cots subsequent to September 27, 2014	17.8
$206.6

4. Reflects the following preliminary write-up of the assets to fair market value (in millions):

Inventories have been adjusted to their estimated fair market value. As this adjustment is directly attributable to the acquisition and will not have a continuing impact, it is not reflected in the Pro Forma Statement of Income. However, this inventory adjustment will result in an expense to cost of sales in the periods subsequent to the consummation of the acquisition during which the related inventories are sold. The estimated expense is approximately $20.2 million (approximately $14.2 million net of tax).

Property, Plant and Equipment will be depreciated over the estimated useful lives of the respective assets using the straight-line method for financial reporting purposes. The depreciation is based on estimated useful lives of 18 years for buildings and six years for machinery and equipment.

Intangible assets primarily consist of customer relationships, trade names and technology. The intangibles that have finite lives and are expected to be amortized over a period of 14 to 17 years.

The adjustments to Inventory, Goodwill, Intangible Assets and Property, Plant and Equipment are based on preliminary appraisals. The Company does not expect the final appraised values to be materially different than the values assigned in the Pro Forma Financial Statements.

5. Represents Prepaid Expense and Other Current Assets (in millions):

Borrowing costs incurred by the Company in connection with the new $1.325 billion term loan facility (current portion)	$3.6

6. Income tax related impacts incurred by the Company (in millions):

Income tax effect on payment of acquisition costs directly related to the acquisition	$2.8
Elimination of PTS's historical deferred income taxes	(8.4)
Deferred tax liability on inventory step-up adjustment	(1.5)
$(7.1)

7. Other noncurrent assets (in millions):

Borrowing costs incurred by the Company in connection with the new $1.325 billion term loan facility (non-current portion)	$14.2
Elimination of deferred tax asset related to an environmental liability based on indemnification terms of the Purchase Agreement	(6.2)
$8.0

8. Represents elimination of certain Other Accrued Expenses (in millions):

Elimination of PTS's historical income taxes	$(9.9)
Elimination of PTS's historical environmental liability (current portion) based on indemnification terms of the Purchase Agreement	(6.0)
$(15.9)

9. Intercompany Debt (in millions):

Elimination of cash pool borrowings represented as current maturities of long-term debt	$(14.4)

10. New Term Loan (in millions):

Proceeds from the new Term Loan and Revolving Credit Facility	$1,325.0

11. Reflects the following (in millions):

Deferred tax liability associated with purchase accounting adjustments using local statutory rates by tax jurisdiction	$86.0
Elimination of PTS's historical deferred income taxes	(8.5)
Deferred tax asset associated with a purchase accounting adjustment for a U.S. pension liability	(15.6)
$61.9

12. Pension obligations and retiree health care obligations (in millions):

This adjustment was included historically as an obligation of the parent company of PTS and assumed by the Company. The value for the pension obligations and retiree health care obligations was based on an actuarial study	$42.0

13. Environmental liability (in millions):

Elimination of PTS's historical environmental liability (long-term portion) based on indemnification terms of the Purchase Agreement	$(15.6)

14. Additional Paid in Capital (in millions):

Elimination of PTS's historical Additional Paid in Capital	$229.4

15. Reflects the following (in millions):

Costs directly related to the acquisition, net of tax, which will be expensed as incurred and are assumed to be incurred on the date of the acquisition	$(9.8)
Elimination of PTS's historical retained earnings	(742.0)
$(751.8)

16. Accumulated other comprehensive loss (in millions):

Elimination of PTS's historical accumulated other comprehensive loss	$5.8

17. Receivable for environmental remediation (in millions):

Elimination of a receivable related to an environmental indemnification agreement between Emerson Electric Co. and another responsible party	$(2.5)

18. Accrued compensation and employee benefits (in millions):

PTS's accrued expenses have been adjusted to reflect the reclassification of PTS's accrued compensation and employee benefits to conform with the Company's Balance Sheet classification	$14.1

19. Pension and other post retirement benefits (in millions):

PTS's other noncurrent liabilities have been adjusted to reflect the reclassification of PTS's pension and other post retirement benefits to conform to the Company's Balance Sheet classification	$0.3